Exhibit 99.1

Explanation of Responses:

(1) The Reporting Person, pursuant to the acquisition by its subsidiary, Brookfield BPY Retail Holdings II LLC, a Delaware limited liability company (“US GGP Subco”), of the equity interests of BPY Retail III LLC, a Delaware limited liability company (“BPY LLC 3”), acquired an additional indeterminate portion of the pecuniary interest in such shares of Common Stock.

(2) Common Stock held directly by Brookfield Retail Holdings VII LLC, a Delaware limited liability company (“New BRH”). Brookfield Retail Holdings Offshore B LLC, a Delaware limited liability company (“Offshore 2”) which is wholly-owned by BPY LLC 3, and BPY Retail I LLC, a Delaware limited liability company (“BPY I”), are members of New BRH. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by New BRH is reported herein.

(3) Common Stock held directly by Brookfield Retail Holdings II LLC, a Delaware limited liability company (“BRH II”). Offshore 2 and BPY I are members of BRH II. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by BRH II is reported herein.

(4) Common Stock held directly by Brookfield Retail Holdings III LLC, a Delaware limited liability company (“BRH III”). Offshore 2 and BPY I are members of BRH III. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by BRH III is reported herein.

(5) Common Stock held directly by Brookfield Retail Holdings IV-A LLC, a Delaware limited liability company (“BRH IV-A”). Offshore 2 and BPY I are members of BRH IV-A. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by BRH IV-A is reported herein.

(6) Common Stock beneficially owned by Brookfield Retail Holdings IV-B LLC, a Delaware limited liability company (“BRH IV-B”) and held in title by Brookfield US Retail Holdings LLC. Offshore 2 and BPY I are members of BRH IV-B. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by BRH IV-B is reported herein.

(7) Common Stock held directly by Brookfield Retail Holdings IV-C Sub LLC, a Delaware limited liability company (“BRH IV-C”). Offshore 2 and BPY I are members of BRH IV-C. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by BRH IV-C is reported herein.

(8) Common Stock held directly by Brookfield Retail Holdings IV-D LLC, a Delaware limited liability company (“BRH IV-D” and, together with New BRH, BRH II, BRH III, BRH IV-A, BRH IV-B and BRH IV-C, the “Investment Vehicles”). Offshore 2 and BPY I are members of BRH IV-D. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by BRH IV-D is reported herein.

(9) Pursuant to a disposition of certain equity interests in US GGP Subco indirectly held by the Reporting Person, an indeterminate portion of the Reporting Person’s pecuniary in such shares of Common Stock was disposed of. The Reporting Person maintains a pecuniary interest in an indeterminate portion of such shares of Common Stock.

(10) Common Stock is held directly by New Brookfield Retail Holdings R2, LLC (“New BRH R2”). In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by New BRH R2 is reported herein.

(11) The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are directly beneficially owned by the Investment Vehicles or New BRH R2, except to the extent of any indirect pecuniary interest therein.